                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                         CALCULATION AGENCY AGREEMENT
                                    BETWEEN
                             WAL-MART STORES, INC.
                                      AND
                             GOLDMAN, SACHS & CO.


                               January 27, 1998


          Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $500,000,000 aggregate principal amount of its Remarketed Put Bonds due February 1, 2010 (the "Bonds") in accordance with the terms of the Indenture, dated as of April 1, 1991, as amended by the First Supplemental Indenture, dated as of September 9, 1992 (together, the "Indenture"), in each case between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). Terms used but not defined herein shall have the meanings assigned to them in the Bonds.

          For the purpose of appointing an agent to perform the functions of Calculation Agent as described in the Bonds, and for other reasons related thereto, the Company and Goldman, Sachs & Co. hereby agree as follows (it being understood that the references to Goldman, Sachs & Co. in subsection 1 through 4 below mean such firm in its capacity as Calculation Agent, in sections 5 and 6 below mean such firm in its individual capacity and not as Calculation Agent, and in sections 7 through 12 below mean such firm in either capacity, as the context may require):

          1. Upon the terms and subject to the conditions contained herein, the Company hereby appoints Goldman, Sachs & Co. as agent (solely in such capacity, the "Calculation Agent") for the purpose of performing the functions of Calculation Agent as described in the Bonds.

          2. (a) Subject to sections 3 and 4 below, the Calculation Agent agrees to perform the functions of the Calculation Agent described in the Bonds. The Calculation Agent shall require each financial institution that is to act as a Reference Dealer to execute a Reference Dealer agreement substantially in the form attached hereto as Annex A, with such changes as Goldman, Sachs & Co., in its individual capacity, reasonably may request with the approval of the Company.
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          (b)  Upon the request of a registered holder of Bonds, the Trustee or the Company, the Calculation Agent shall inform such holder, the Trustee or the Company of the results of any calculation or determination.

          3. The Calculation Agent accepts and agrees to perform its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Company and the Trustee agree:

          (a) The Company promises to reimburse the Calculation Agent for the reasonable out-of-pocket expenses (including counsel fees and expenses) incurred by it in connection with the services rendered hereunder by it as Calculation Agent upon receipt of such invoices as the Company shall reasonably require. The Company also agrees to indemnify the Calculation Agent for, and to hold it harmless against, any and all loss, liability, damage, claims or expense (including the costs and expenses, including reasonable legal fees and expenses, of defending against any claim of liability) incurred by the Calculation Agent that arises out of or in connection with its acting as Calculation Agent hereunder, except such as may result from the gross negligence, willful misconduct or bad faith of the Calculation Agent. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Company for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reasonable reliance upon (i) the written opinion of counsel satisfactory to it or (ii) instructions from the Trustee or the Company. The Calculation Agent shall not be liable for any error resulting from the use of or reasonable reliance on a source of information used in good faith and with due care to make any determination, calculation or declaration hereunder. In no event shall the Calculation Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The provisions of this paragraph shall survive the termination of this Agreement.

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          (b)  In acting under this Agreement and in connection with the Bonds, the Calculation Agent is acting solely as agent of the Company and does not assume any obligations to, or relationship of agency or trust for or with, any of the owners or holders of the Bonds.

          (c) Notwithstanding any other provision to the contrary set forth in this Agreement, the Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Bonds or any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

          (d) The Calculation Agent shall be obligated to perform such duties and only such duties as are specifically set forth for the Calculation Agent herein or in the Bonds, and no implied duties or obligations shall be read into this Agreement against the Calculation Agent.

          (e) The Calculation Agent may, upon obtaining the prior written consent of the Company, perform any duties hereunder through agents or attorneys, and the Calculation Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (f) The Company will not, without first obtaining the prior written consent of the Calculation Agent, make any change to the terms of the Bonds if such change would materially and adversely affect the Calculation Agent's rights, duties and obligations under this Agreement.

          (g) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken in good faith or anything suffered in good faith by it in reliance upon anything contained in the Bonds, the Indenture, the Prospectus Supplement dated January 22, 1998 or the Prospectus dated October 14, 1994 relating to the Bonds (together, the "Prospectus") or any information

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     supplied to the Calculation Agent by the Company pursuant to this
     Agreement.

          (h) The Calculation Agent, whether acting for itself or in any other capacity, its partners, officers, directors, employees and shareholders or any affiliate of the Calculation Agent may become the owner, holder or pledgee of Bonds (or the owner, holder, pledgee or obligor with respect to any option, swap or other contract related thereto) with the same rights as it would have had if it were not acting hereunder as Calculation Agent and may engage or be interested in any financial or other transaction with the Company as fully as if it were not the Calculation Agent.

          (i) The Calculation Agent shall promptly provide to the Trustee a written report of all determinations and calculations required to be made by the Calculation Agent pursuant to the terms of this Agreement and the Bonds. The Trustee may conclusively rely on all of the information provided to it pursuant to the preceding sentence without further investigation on its behalf.

          Any determination or calculation made by the Calculation Agent in accordance with the terms of this Agreement and the Bonds shall be final and binding on the Company, the Trustee and the Holders and owners of the Bonds, absent manifest error.

          4. (a) The Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Company (with a copy to the Trustee) of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be earlier
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than 30 days after the receipt of such notice by the Company, unless the Company agrees in writing to accept less notice. The Company may remove the Calculation Agent at any time, but only for cause, by filing with the Calculation Agent
(with a copy to the Trustee) any instrument in writing signed on behalf of the Company and specifying such removal, the reasons for such removal and the date when such removal is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Company, as hereinafter provided, of a successor Calculation Agent. If at least 30 days prior to the next succeeding Calculation

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Date after notice of resignation or removal has been given, a successor
Calculation Agent has not been appointed, the Calculation Agent may petition a court of competent jurisdiction to appoint a successor Calculation Agent. A successor Calculation Agent shall be appointed by the Company by an instrument in writing signed on behalf of the Company and the successor Calculation Agent. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so superseded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered hereunder by it as Calculation Agent.

          (b) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor, the Company and the Trustee an instrument accepting such appointment hereunder and agreeing to perform the functions of the Calculation Agent under the Bonds and the obligations of the Calculation Agent under this Agreement and to be bound by this Agreement, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor Calculation Agent, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive and the predecessor Calculation Agent shall provide, copies of any relevant records maintained by such predecessor Calculation Agent.

          (c) Any corporation, partnership, limited liability company or other entity into which the Calculation Agent may be merged or converted or with which the Calculation Agent may be consolidated, or any corporation, partnership, limited liability company or other entity resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such successor
                                         --------
Calculation Agent shall assume, or be deemed to have

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assumed, all of the obligations and liabilities of its predecessor under this
Agreement. Notice of any such merger, conversion, consolidation or sale shall forthwith be given to the Company and the Trustee.

          (d) The foregoing indemnity, reimbursement and other provisions of this Agreement will survive any resignation or removal of the Calculation Agent. The agreements of the parties set forth above will be binding upon and inure to the benefit of their respective successors.

          5. For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company hereby agrees with Goldman, Sachs & Co., in its individual capacity and not as Calculation Agent, as follows:

          (a) If at any time Goldman, Sachs & Co., with the advice of its counsel and after consultation with the Company and its counsel, determines that registration of the Bonds under the Securities Act of 1933 (or any successor law), as it may be amended from time to time, is required in order for Goldman, Sachs & Co. to resell the Bonds on any Reset Date as contemplated in the Prospectus, the Company will, at its own expense, cause the Bonds to be so registered in time to permit such resale of the Bonds on the relevant Reset Date; provided, however, that Goldman, Sachs & Co. shall give the Company at
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least 30 days' notice prior to such Reset Date.

          (b) Notwithstanding any provision to the contrary set forth in the Indenture, the Company will not purchase any Bonds in the open market, by tender offer, in a private transaction or otherwise, except pursuant to any purchase obligation it may have under the Bonds or with the prior written consent of Goldman, Sachs & Co., as holder of the Call Option; provided, however, that with
                                                    --------  -------
respect to any Reset Date, if Goldman, Sachs & Co. does not exercise the Call Option and Effective Hold Notices are given by the holders of the Bonds, this provision shall not restrict the ability of the Company to purchase Bonds for 90 days following such Reset Date.

          (c) Notwithstanding any provision to the contrary set forth in the Indenture, the Company will not cause or permit the provisions of any Bond (or the Indenture, as it relates to any Bond) to be modified in any way without the

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prior written consent of Goldman, Sachs & Co. (including with respect to the payment and settlement provisions of paragraph 5 of the Bonds).

          (d) The Bonds and the Indenture, insofar as they relate to the Call Option or may affect the interests of Goldman, Sachs & Co. as holder of such option (including the provisions relating to the interest rate reset and resale to a Final Dealer, but excluding the provisions referred to in the next sentence), constitute obligations of the Company that are made for the benefit of, and are enforceable by, Goldman, Sachs & Co., in its individual capacity and not as Calculation Agent. In addition, insofar as the provisions of any Bond purport to provide rights to Goldman, Sachs & Co. against any holder of such Bond (including the right to purchase such Bond from any holder on any Reset Date pursuant to the Call Option), the Company shall take all action necessary or desirable to enforce such rights in its own name, but for the benefit of Goldman, Sachs & Co. so as to ensure that Goldman, Sachs & Co. receives the full benefit of such rights as if they were enforceable directly by Goldman, Sachs & Co., in each case if, to the extent and in the manner, but only if, to the extent and in the manner, requested by Goldman, Sachs & Co. Among other things, if requested by Goldman, Sachs & Co., such action by the Company shall include effecting transfers of Bonds or beneficial interests therein as contemplated in paragraph 5 of the reverse of the Bonds, exchanging Bonds in book-entry form for Bonds that are not in such form and vice-versa as contemplated in paragraph 8(c) of the reverse of the Bonds and instituting suit to enforce specific performance of such rights or to obtain money damages or other relief in respect of such rights, whether against the holders or their respective successors, assigns, estates, heirs or representatives. Without limiting the foregoing, Goldman, Sachs & Co. may take any action under the Bonds (including giving any notice, making any determination and effecting any settlement pursuant to paragraphs 2, 4 and 5 thereof) that the provisions of the Bonds contemplate may be taken by Goldman, Sachs & Co., and the Company will not take any action unless Goldman, Sachs & Co. requests it to do so. Goldman, Sachs & Co. shall reimburse the Company for any reasonable, out-of-pocket expenses the Company incurs, including reasonable counsel fees and expenses, in connection with any action it may take in this regard at the request of Goldman, Sachs & Co. The Company's agreements set forth in this paragraph shall not be invalid or

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unenforceable by reason of any provision of the Bonds not being unenforceable by
Goldman, Sachs & Co. This paragraph is not intended to limit any rights that Goldman, Sachs & Co. may have under the Indenture or the Bonds as a holder or owner of Securities from time to time.

          (e) Notwithstanding any provision to the contrary set forth in the Bonds or the Indenture (but subject to section 5(d) above), the Company (i) will use its best efforts to maintain the Bonds in book-entry form with The Depository Trust Company ("DTC") or any successor thereto and to appoint a successor depository to the extent necessary to maintain the Bonds in book-entry form and (ii) will waive any discretionary right it otherwise has under the Indenture to cause the Bonds to be issued in certificated form. The Company will perform its obligations, and pursue its rights against DTC, under the DTC Letter of Representations dated January 27, 1998 among the Company, the Trustee and DTC.

          (f) If Goldman, Sachs & Co. resigns or is removed as Calculation Agent, the Company will take such steps as are necessary to ensure that there is at all times thereafter a qualified financial institution appointed and serving as Calculation Agent pursuant to an agreement with the Company that is substantially similar to this Agreement (excluding this section 5) or that is not materially adverse to the interests of Goldman, Sachs & Co. as holder of the Call Option. The Company will promptly provide Goldman, Sachs & Co. with a copy of each such agreement.

The agreements made in this section 5 will remain in effect regardless of whether or not Goldman, Sachs & Co. ceases to act as Calculation Agent or to perform its duties as Calculation Agent hereunder, and regardless of any change in the Trustee. The agreements of the Company in this section 5 are not contingent in any way upon the agreements of the parties set forth in the other sections of this Agreement, will be binding upon the Company and its successors and will inure to the benefit of Goldman, Sachs & Co. and its successors.

          6. Goldman, Sachs & Co., in its individual capacity and not as Calculation Agent, hereby agrees with the Company and the Trustee, for the benefit of the Company and the applicable holders of the Bonds from time to time, that, if Goldman, Sachs & Co. exercises the Call Option with

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respect to any Reset Date when the Bonds are outstanding, it will purchase the outstanding Bonds from the registered holders thereof on such Reset Date upon the terms and subject to the conditions (including the absence of a Market Disruption Event or Failed Remarketing) set forth in such Bonds, all as provided in such Bonds. If Goldman, Sachs & Co. exercises the Call Option and becomes obligated under this Agreement to purchase outstanding Bonds on any Reset Date but fails to do so, and the Company becomes obligated to purchase such Bonds on the Reset Date as provided in the Bonds, such purchase by the Company will not relieve Goldman, Sachs & Co. from any liability it may have on its obligation under this Agreement to purchase such Bonds. The holders of the Bonds shall have no right, claim or remedy under this Agreement except as provided in this section 6.

          7. Any notice required to be given hereunder shall be delivered in person, sent by overnight courier, registered mail, return receipt requested, or facsimile or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within twenty-four hours by letter or by facsimile), in the case of the Company, to:
          Wal-Mart Stores, Inc.
          702 S.W. Eighth Street
          Bentonville, Arkansas, 72716
          Attention: Treasurer
          Facsimile: 501-273-1969;

     in the case of the Calculation Agent, to:
          Goldman, Sachs & Co.
          85 Broad Street
          New York, N.Y. 10004
          Attention: Registration Department
          Facsimile: (212) 902-3000;

     in the case of Goldman, Sachs & Co. (in its individual capacity, and not as Calculation Agent), to:
          Goldman, Sachs & Co.
          85 Broad Street
          New York, N.Y. 10004
          Attention: Registration Department
          Facsimile: (212) 902-3000;

     and in the case of the Trustee, to:
          The First National Bank of Chicago,

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          One North State Street, 9th Floor
          Chicago, Illinois  60602
          Attention: Corporate Trust Administration
          Facsimile: (312) 407-1708;

or to any other address of which any party shall have notified the others in writing as herein provided. Any notice hereunder given by facsimile or letter, first class mail, shall be deemed to be received upon actual receipt thereof.

          8. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          9. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of Goldman, Sachs & Co. The rights and obligations of Goldman, Sachs & Co. hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and Goldman, Sachs & Co. and their respective successors and assigns, and will not confer any benefit upon any other person (other than as provided in section 6 above). The terms "successors" and "assigns" shall not include any purchaser of Bonds merely because of such purchase.

          10. If any provision of this Agreement shall be held invalid or unenforceable as applied in any particular case in any or all jurisdictions, such circumstances shall not have the effect of rendering the provision invalid or unenforceable in any other case or jurisdiction, or of rendering any other provision of this Agreement invalid or unenforceable.

          11. This Agreement may be amended by any instrument in writing signed by each of the parties hereto.

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          12.  This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                         WAL-MART STORES, INC.


                                         By: ______________________________
                                             Name:
                                             Title:



                                          _________________________________
                                               (Goldman, Sachs & Co.)
                                           in its individual capacity and
                                           as Calculation Agent

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

                                                                         ANNEX A

                                    FORM OF
                          REFERENCE DEALER AGREEMENT


                                __________, 200__



_____________________

_____________________

_____________________

_____________________

Dear Sirs:

          Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), has issued $500,000,000 in outstanding principal amount of its Remarketed Put Bonds due February 1, 2010 (the "Bonds") pursuant to an Indenture, dated as of April 1, 1991, as amended by a First Supplemental Indenture, dated as of September 9, 1992 (together, the "Indenture"), in each case between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). The Bonds provide for the periodic reset of the rate at which interest will accrue thereon and for their periodic resale. Pursuant to a Calculation Agency Agreement, dated January 29, 1998, between the Company and Goldman, Sachs & Co. (the "Calculation Agency Agreement"), we have been appointed as the calculation agent (the "Calculation Agent") for purposes of determining the new interest rate for the Bonds on each Reset Date. As Calculation Agent, we would like to extend to you an invitation to participate in the interest reset and resale process as a Reference Dealer, as described more fully in the Bonds.

          Capitalized terms used in this Agreement and not defined herein will have the meanings ascribed to them in the Bonds.

          The Calculation Date to which this agreement relates is _______________, and the Reset Date is _______________.

          Please note that by executing this agreement, you agree that, if you are selected as the Final Dealer, you will purchase from Goldman, Sachs & Co. on the Calculation Date for settlement on the Reset Date and at the Final Offer Price all the Bonds that Goldman, Sachs & Co. may purchase pursuant to the Call Option and tender for sale to you on the Reset Date. We will inform you whether you have been selected as the Final Dealer on or shortly after the Calculation Date. If you are selected as the Final Dealer, (i) the aggregate principal amount of Bonds which you may be required to purchase will not exceed $_______________ (we will inform you of the actual amount on the Reset Date),
(ii) the price for such Bonds will be the Final Offer Price, which we will provide to you when requesting your bid on the Calculation Date, and (iii) the Adjusted Rate for the Bonds for the Reset Period beginning on such Reset Date will be calculated by us based on the bid submitted (and confirmed in writing) by you on the Calculation Date.

          Notwithstanding anything to the contrary set forth in this Agreement, you will have no obligation or right to purchase any Bonds on any Reset Date if you are not selected as the Final Dealer or if Goldman, Sachs & Co. does not purchase such Bonds on the Reset Date. Neither the Calculation Agent nor the Company has any obligation hereunder to sell any Bonds to you.

          If you are willing to participate as a Reference Dealer under the terms described above, please fill in the information requested below and have an appropriate person sign and return this agreement to us by ____________________. Upon acceptance hereof by you, this letter shall constitute a binding agreement between you and us, and for the benefit of the Company and Goldman, Sachs & Co. (in its individual capacity and not as Calculation Agent).

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          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK.

                                          Very truly yours,

                                          ________________________,
                                          as Calculation Agent


                                          By: __________________________
                                              Name:
                                              Title:


Accepted as of the date hereof:


_______________________________


By: ___________________________
    Name:
    Title:


Contact: ______________________

Phone No.: ____________________

Facsimile No.: ________________

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